DBA SYSTEMS, INC.
                        1200 SOUTH WOODY BURKE ROAD
                               P.O. BOX 550
                       MELBOURNE, FLORIDA  32902-0550

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             November 12, 1997

Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of DBA Systems, Inc. (the "Company"), a Florida corporation, will be held at the DBA Conference Facility, Granada Center, 1101 W. Hibiscus Blvd., Melbourne, Florida on November 12, 1997 at 1:00 p.m., local time, for the purpose of considering and acting upon the following matters:

       1.	To elect three Class I Directors.

       2.	To approve the selection of Deloitte & Touche LLP, Orlando, Florida as the Company's Independent Certified Public Accountants for the
          1998 fiscal year.

       3.	To consider and act upon any other matters which may properly come before the Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on September 30, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. On September 30, 1997, the Company had outstanding 4,422,062 shares of common stock, par value $.10 per share. The transfer books of the Company will not be closed.

SHAREHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY
RETURN THE ENCLOSED PROXY IN THE ENCLOSED PREPAID
ENVELOPE. It is desirable that as many shareholders as possible be represented at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed Proxy. You have the power to revoke your Proxy at any time before it is voted, and the giving of a Proxy will not affect your right to vote in person if you attend the Meeting.

					By Order of the Board of Directors,
					(signature)
					John L. Slack
					Chairman of the Board, President,
					Chief Executive Officer

October 10, 1997

                              PROXY STATEMENT

                               INTRODUCTION

This Proxy Statement is furnished to shareholders of DBA Systems, Inc., a Florida corporation (the "Company" or "DBA"), in connection with the solicitation, on behalf of the Company's Board of Directors, of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") to be held at the DBA Conference Facility, Granada Center, 1101 W. Hibiscus Blvd., Melbourne, Florida at 1:00 p.m. on November 12, 1997, and at any adjournments thereof. The Notice of Annual Meeting, Proxy Statement and form of Proxy are first being sent to shareholders on or about October 10, 1997.

Your proxy is solicited on behalf of the Board of Directors. The cost of solicitation of proxies, including the cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement and form of Proxy, will be borne by the Company. Employees of the Company, at no additional compensation, may communicate with shareholders to solicit their proxies. The Company does not intend to use specially engaged employees of the Company, or other paid solicitors, in the solicitation of proxies. Brokers and others holding stock in their names, or in the names of nominees, may be requested to forward copies of the proxy soliciting material to beneficial owners and to seek authority for execution of proxies; the Company will reimburse those persons for their reasonable out-of-pocket expenses.

Enclosed is an Annual Report to shareholders for the fiscal year ending June 30, 1997, which contains financial and other information pertaining to the Company. The Annual Report is not part of the proxy soliciting material.

The Meeting has been called for the purpose of considering and acting upon the following matters:

       1.	To elect three Class I Directors.

       2.	To approve the selection of Deloitte & Touche LLP, Orlando, Florida as the Company's Independent Certified Public Accountants for the
          1998 fiscal year.

       3.	To consider and act upon any other matters which may properly come before the Meeting and any adjournments thereof.

Voting rights are vested exclusively in the holders of the Company's common stock ("Common Stock"), with each share entitled to one vote on each matter coming before the Meeting. Only shareholders of record as of the close of business on September 30, 1997 will be entitled to receive notice of and to vote at the Meeting. On the record date, the Company had 4,422,062 outstanding shares of Common Stock.

The presence, in person or by proxy, of a majority of shares entitled to vote shall constitute a quorum. Assuming that a quorum is present or represented at the Meeting, the vote of a plurality of the shares present or represented at the Meeting will be required for the election of a director, and the vote of a majority of the shares present or represented at the Meeting will be required for approval of all other matters listed above. For purposes of determining the number of votes cast with respect to any matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

The enclosed proxy, solicited on behalf of the Board of Directors, if properly executed and not revoked, will be voted at the Meeting and where a specification is made therein, will be voted in accordance with such specification. The proxy may be revoked prior to the exercise of the powers conferred by the proxy by filing with the Secretary of the Company an instrument revoking it, by a duly executing a proxy bearing a later date or by attending the Meeting and personally voting.


                             ELECTION OF DIRECTORS

The Company's Articles of Incorporation provide that the Board of Directors consists of three classes elected for three-year terms on a staggered basis, with approximately one-third of the total number of directors being elected at each Annual Meeting. Pursuant to these requirements, the Board of Directors has nominated three individuals to serve as Class I Directors. The three Class I nominees receiving the greatest number of votes cast by the holders of Common Stock will be elected as directors for a term of three years. Each individual elected will continue to serve until a successor is elected and qualified or his term of office shall have been otherwise terminated as provided by the Bylaws. The enclosed proxy cannot be voted for a greater number of persons than the number of nominees named herein.

If for any reason a nominee shall become unavailable for election, the proxy will be voted for a nominee selected by the Board of Directors. The Company knows of no reason why the nominees will not be available for election.


               NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                                           				Common	                 	Term
				                                            Stock      	  % of        	of
			                                   Year   	Beneficially	 Outstanding	 Office
	                     	Principal     	Became a 	Owned as of	 Common 	     (in
Name             	Age 	Occupation	    Director  	9/1/97(1)    Stock 	  years)(2)

CLASS I

Mr. Thomas J.    	64 	International    1996	        0                    		3
       Boyce, Jr.     Banking
		                    Consultant

Dr. Lynn E.      	67 	President,      	1989   	 6,000(3)      	 .14%      	3
	       Weaver        Florida Institute
		                    of Technology
		                    (Florida Tech)

Mr. James E.    	 62 	Business        	1997        	 0                     3
        Pruitt		      Management Consultant


                               CONTINUING DIRECTORS

				                                                          Common     Term
	                                                       			Stock	% of   	of
	                                  		Year    	Beneficially	 Outstanding	 Office
		                    Principal    	Became a	  Owned as of     Common    (in
Name          	Age   	Occupation   	Director   	9/1/97(1) 	    Stock	    years)2

CLASS II

Dr. Richard N. 	60   	President	       1993       	28,400      	 .64%        	2
        Baney		       CEO, Health First
	                    	Physicians, Inc.

Mr. William C.	56    	President,	      1981	        6,633(4)   	 .15%      	2
        Potter	      	Potter, McClelland,
		                    Marks & Healy, P.A.


CLASS III

Mr. John L.  	59    	Chairman of the  	1989       	260,248(5)  	 5.76%      1
       Slack         the Board,
		                   President and
		                   CEO of the Company


Amb. Robert F.71    	Managing         	1989        	10,00	(6)     .23%      1
       Ellsworth     Director
		                   The Hamilton Group LLC
	                   	President and CEO of
		                   the Sokol Group



1	Unless otherwise indicated in the following notes, the persons herein have sole voting and investing power with respect to shares shown as being beneficially owned by them.

2	All directors are elected for three year terms. The years set forth next to
  Class II and Class III Directors represent the remaining term of office.

3	Includes options for 5,000 shares.

4	Includes options for 5,000 shares.

5	Includes options for 95,000 shares.  Excludes 3,000 shares owned by Mr.
  Slack's wife as to which shares he disclaims any beneficial interest and options for 25,000 shares exercisable in the event the Company is sold during Mr. Slack's tenure as President upon terms and price acceptable to the stockholders of the Company.

6	Includes options for 5,000 shares.

                 DIRECTORS' BACKGROUND AND EXPERIENCE

                        NOMINEES FOR ELECTION


CLASS I

MR. THOMAS J. BOYCE, JR. served until 1995 as the President of Saugatuck Securities Ltd., a private investment bank. Prior to that, he was the President of Refco, Inc., an international financial services firm. Other positions include that of consultant to Quaker Oats Co., Vice-Chairman and COO of Ward Foods, Inc., and CFO of The Beatrice Company. He is a former member of the Boards of Directors of Refco, Inc., Ward Foods, Inc., Honiron - Philippines Inc., Plymouth Rock Provision Co., Atarraya, S.A., Beatrice Overseas Finance, Ltd., Chamberlain Manufacturing Co., Cape Canaveral Hospital Foundation and Buena Vida Estates, Inc. As a director of Chamberlain Mfg. Co., he worked closely with management over a ten-year period to diversify the profitable defense contractor into consumer products. Mr. Boyce holds a BA in Economics from La Salle University and a MBA in Finance from the Harvard Business School and has completed post-graduate studies in Strategic Corporate Planning at Stanford University.


MR. JAMES E. PRUITT until recently was Chairman and President of Opto-Mechanik, an electro-optical manufacturing firm. Prior to that he was Chief Executive Officer of Quipp, Inc., a graphics machinery company. Previously, he was Chairman and Chief Executive of Harris Graphics, a $400 million graphics equipment company. He had been with Harris Corporation for 27 years, where last he was Sector Executive for Printing Equipment. He currently operates as a business management consultant from a Melbourne office. Mr. Pruitt has a Masters degree from the Florida Institute of Technology and a Bachelors degree from Georgia Tech. In 1995 he was named to Georgia Tech's Academy of Distinguished Alumni, and in 1996 received the C.H.I.E.F. Award from the Independent Colleges and Universities of Florida. He is a member of the Board of Trustees of the Florida Institute of Technology.


DR. LYNN E. WEAVER is President of the Florida Institute of Technology (Florida
Tech), Melbourne, Fl. Prior to his appointment at Florida Tech, Dr. Weaver served in senior academic administrative positions including Department Head, University of Arizona; Associate Dean, University of Oklahoma; School Director, Georgia Institute of Technology; and Dean, Auburn University. He has held offices in a number of national professional organizations and is a Fellow of the American Nuclear Society. Dr. Weaver is a Registered Professional Engineer and received his Bachelor's degree in Electrical Engineering from the University of Missouri, a Master's degree in Electrical Engineering from Southern Methodist University and his Ph.D. from Purdue University.

                          CONTINUING DIRECTORS


DR. RICHARD N. BANEY is President and CEO of Health First Physicians, Inc., a primary care medical group based in Melbourne, FL. He is a trustee of Florida
Tech and a director of The Bank Brevard.   He was a founding director and
chairman of Reliance Bank of Florida from 1985 to 1995. Dr. Baney attended Georgetown University, Washington, D.C. and the University of Pittsburgh School of Medicine. He served as a medical officer in the U.S. Navy from 1964 to 1967.

AMBASSADOR ROBERT F. ELLSWORTH Managing Director, The Hamilton Group LLC; President and Chief Executive Officer of The Sokol Group; and a director of Price Communications Corporation, New York City; and of Voice Compression Technology, Inc., Greenwich, CT. He served three terms as a member of Congress from 1961 to 1967. He was U.S. Ambassador to NATO from 1969 to 1971, a general partner with Lazard Freres & Co. from 1971 to 1974, Assistant Secretary of Defense from 1974 to 1975 and Deputy Secretary of Defense from 1975 to 1977. Mr. Ellsworth is also a member of various professional societies including the International Institute for Strategic Studies in London, the Atlantic Council of the U.S. in Washington, and the Council on Foreign Relations in New York.


MR. WILLIAM C. POTTER is President of Potter, McClelland, Marks & Healy,
P.A., a law firm, which was founded in November 1986 and is legal counsel to the Company. He is a graduate of Brown University and the University of Michigan Law School. Mr. Potter is a member of the Advisory Board of First Union National Bank of Florida. Mr. Potter also served as Chairman of the Board of Trustees of Florida Tech and is counsel for the Melbourne Airport Authority. Mr. Potter holds the rank of Colonel in the U.S. Air Force Reserve.


MR. JOHN L. SLACK is Chairman of the Board, President and Chief Executive Officer of the Company. He was Deputy Assistant Secretary of Defense for Intelligence between 1975 and 1977. From 1977 until he formed his own consulting business in 1979, Mr. Slack was Vice President of Martin Marietta Aerospace Corporation. Since 1979, he has acted as consultant to such clients as the Congress of the United States (Appropriations Committee), the Department of Defense, and the U.S. Air Force Deputy Chief of Staff on defense-related technology matters. From October 1985 through August 1989, Mr. Slack was President and a director of ARDAK Corporation, a company which builds inexpensive space systems and supports major aerospace companies in strategic planning. Mr. Slack is currently a director of ARDAK Corporation. Mr. Slack is certified as an engineer, a cryptomathematician, a data systems analyst and a signals analyst. He is a recipient of the DoD Distinguished Civilian Service Medal and the Joint Services Commendation Medal. Mr. Slack was elected as the President and Chief Executive Officer of DBA Systems, Inc. in August 1989 and Chairman of the Board of Directors in February 1990.

                          COMMITTEES OF THE BOARD

The standing committees established by the Board of Directors to assist in the discharge of its responsibilities are described in the paragraphs below. Committee membership is reported as of the Company's fiscal year ended June 30, 1997.

The Executive Committee consisted of five members: Mr. John L. Slack, Chairman; Dr. Richard N. Baney; Mr. Thomas J. Boyce, Jr.; Mr. William C. Potter and Dr. Joseph A. Boyd until he resigned in November 1996. When the Board is not in session, the committee has the power to direct and manage the business and affairs of the Company in cases for which specific directions have not been given by the Board of Directors. The committee met one time in fiscal year 1997.

The Audit Committee consisted of four members: Mr. William C. Potter, Chairman; Dr. Richard N. Baney; Mr. Thomas J. Boyce, Jr. and Dr. Lynn E. Weaver. The committee meets with financial management and the Company's independent public accountants to review the work of each and to ensure that each is properly discharging its respective responsibilities. The independent public accountants have free access to the Audit Committee without management representatives present to discuss the results of their examination and their opinions on the adequacy of internal controls and quality of financial reporting. The committee recommends to the Board of Directors the selection of the firm of independent public accountants to audit the books and accounts of the Company, The committee met one time in fiscal year 1997.

The Compensation Committee consisted of four members: Amb. Robert F. Ellsworth, Chairman, Dr. Richard N. Baney; Mr. Thomas J. Boyce, Jr. and Dr. Lynn E. Weaver. The committee recommends the salaries of the Chairman of the Board, Chief Executive Officer and the non-wage benefits and perquisites for officers and key employees. It also oversees the overall compensation structure for all employees. The committee met one time in fiscal year 1997.

The Corporate Technology Committee consisted of four members: Dr. Lynn E. Weaver, Chairman; Dr. Richard N. Baney; Mr. John L. Slack and Dr. Joseph A. Boyd until he resigned in November 1996. The Corporate Technology Committee reviews and approves the strategic business plans of the Company as well as considering potential merger/acquisition opportunities. The committee did not meet in fiscal year 1997.

The Finance Committee consisted of four members: Mr. Thomas J. Boyce, Jr., Chairman; Amb. Robert F. Ellsworth; Mr. William C. Potter and Dr. Joseph A. Boyd until he resigned in November 1996. The Finance Committee reviews and approves the proposed budgets for the Company as well as overseeing the financing and banking relationships of the Company. The committee did not meet in fiscal year 1997.

During fiscal year 1997 the Board of Directors had four regular meetings, two special meetings, and two telephonic meetings. All directors attended 75 percent of the Board of Directors and committee meetings. The Company has no nominating committee.

                              EXECUTIVE COMPENSATION

                   REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE
                                COMPENSATION

Overview

The Compensation Committee of the Board of Directors is composed of three of the Company's five outside directors and is responsible for setting and administering policies that govern executive compensation and stock option programs.

The Company has an executive compensation package that is driven by the overall performance of the Company and the individual performance of the executive.
The measures of the Company's performance include revenues, new business bookings and net income.

Form of Compensation

DBA provides its executive officers with a compensation package consisting of base salary and variable incentive pay. In setting total compensation, the committee considers individual and Company performances as well as market information in the form of published survey data. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs, set forth in the Executive Compensation in the Electronics Industry survey as published by the American Electronics Association.

Specific executive compensation elements are:

* Base salary. Base salary ranges are reviewed annually using published salary survey data from the survey referenced above. Salary increases are awarded annually based on the committee's evaluation of the individual performance, as well as market-competitive considerations.

*	Bonus plan.  The Company's bonus plan provides a short-term incentive, in the form of a bonus, that varies according to the Company's achievement of revenues, new business bookings and after tax profit goals set by the Board of Directors.  This plan will effectively pay executives at or above market when a high level of corporate performance and shareholder value is achieved, and less than market when results are below expectations.  If less than 100%
  of budgeted goals are achieved, no bonus is paid.  This effectively puts a significant amount of cash compensation at risk, dependent on achievement of budget goals.

*	Long term incentives.  Longer term incentives are provided through a stock option plan, with options generally vesting over three years, which rewards executives through growth in value of the Common Stock.

Fiscal Year 1997 Compensation

Compensation for the Company's Chief Executive Officer was set according to the established compensation philosophy described herein. The Chief Executive Officer's base salary was a function of surveyed competitive base compensation in addition to a merit increase determined by evaluating fiscal year 1997 corporate performance as described.

Options for 30,000 shares were granted to the Chief Executive Officer during fiscal year 1997. Such grants were based on the established compensation philosophy described herein. Determination of the number of such options awarded was based on the Committee's subjective assessment of the Chief Executive Officer's performance.



                       	COMPENSATION COMMITTEE

                       	Ambassador Robert F. Ellsworth
				                    Dr. Richard N. Baney
				                    Mr. Thomas J. Boyce
				                    Dr. Lynn E. Weaver

                     SUMMARY COMPENSATION TABLE

The following table shows the total annual and long-term compensation of the Chief Executive Officer (the only executive officer to receive total salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1997) for services rendered during the fiscal years ended June 30, 1997, 1996 and 1995.

		                                             Long Term
           	Annual Compensation               	Compensation
Name and					                                  Securities	           All Other
Principal		   			                              Underlying Options   Compensation
Position		      Year   	Salary($)   	Bonus($)(a)   	 (#)(b)           	($)(c)

John L. Slack	  1997	  $217,298	           0   	     30,000	           $10,809
President/CEO  	1996	  $216,466	           0	        30,000	            $7,949
	               1995   	$204,937	    $49,992	        30,000            	$7,947

 (a)		The bonus distribution plan was structured whereby the executive received
      approximately 41% of the bonus in 	September 1995, 33% in September 1996
      and 26% in September 1997. Distribution of payments may vary slightly from the plan.

(b)	  The number of options granted during the covered fiscal year.

(c)  	Includes Company contributions of $3,407 to the Employee Retirement Plan,
      $3,955 to the 401(k) plan and $3,447 in life insurance premiums paid by the Company. Such contributions to the individual listed totaled
      $10,809 for fiscal year 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

The table below shows information regarding grant of stock options made to the Chief Executive Officer under the Company's 1992 Employee Incentive Stock Option Plan during the fiscal year ended June 30, 1997. The potential realizable value of the option is based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

                                                          Potential Realized
						                                                    Value at Assumed
						                                                    Annual Rates of
						                                                 Stock Price Appreciation
			               Individual Grants			                    for Option Term
         	 	Number of     % of Total
		          Securities	   Options
		          Underlying    Granted to    	Exercise or
         		 Option	       Employees in  	Base Price	 Expiration
Name	      	Granted (#)1  Fiscal Year	   ($/Sh)    	 Date    	5%($)    	10%($)

John L. Slack	30,000	      32.70          $4.88 	   12/31/99 	$27,212 	$59,336

(1)	Options granted under this Plan have a three-year term and may be exercised
33%, 33% and 34% on or after December 31 of the first, second and third year, respectively, from the date of grant.  Such shares may not be sold from two years from the date of grant and one year from the date of acquisition.  The option price is equal to the market price of the Company's stock on the date of grant.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION VALUES

The following table summarizes for the Chief Executive Officer the number of stock options exercised during the fiscal year ended June 30, 1997, the aggregate dollar value realized upon exercise, the total number of unexercised options held at June 30, 1997, and the aggregate dollar value of in-the-money, unexercised options, if any, held at June 30, 1997.

				                                              Number of
			                                              	Securities	     Value of
				                                              Underlying     	Unexercised
			                                              	Unexercised    	In-the-Money
		                                              		Options	        Options
                                              				at FY-End(#)   	at FY-End($)

            		Shares Acquired	  Value	        Exercisable/  	 Exercisable/
Name	        	on Exercise (#)	  Realized($) 	 Unexercisable   Unexercisable (a)

John L. Slack    27,000 	        $50,490	     65,000/30,000  	 $59,800/$12,400

(a)	Value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise price and the fair market value of the underlying stock on June 30, 1997, which was $5.50 per share.

                      COMPENSATION OF EXECUTIVES AND DIRECTORS

Compensation of Directors

The non-employee Directors of the Company receive an annual retainer of $8,000, payable on a quarterly basis, plus $500 per meeting not to exceed $1,000 per day. In addition, the Directors participate in the Directors' Stock Option Plan, under which there were no options issued during fiscal year 1997.

Employment Contracts and Change in Control Arrangement

A compensation agreement between the Company and Mr. Slack provides for a Company-furnished automobile. The agreement also provides for the bonus grant of Company stock based on the market price of the Company stock achieving the following levels:

	            Bonus Shares    	Company Stock Price(1)
	               2,000	           $14.00 per share
	               2,000	           $16.00 per share
	               2,000	           $18.00 per share
	               2,000	           $20.00 per share

(1)	The agreement stated that the price must be achieved and retained for at least four consecutive weeks.

Mr. Slack has also received an option for 25,000 shares which will be exercisable in the event the Company is sold during his tenure as President upon terms and price acceptable to the shareholders of the Company.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. William C. Potter is President of the law firm of Potter, McClelland, Marks & Healy, P.A. and is legal counsel to the Company. The amount accrued or paid to this firm for legal services in fiscal year 1997 was approximately $11,965.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 (the"Act") requires the Company's directors and executive officers, as well as persons who own more than ten percent of a registered class of a company's equity securities, to file with the SEC initial reports of ownership and report changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and more than ten percent owners are required by SEC regulation to furnish the Company with copies of all such filings which they make under Section 16(a) of the Act.

Based on a review of Company records, one member of the Board of Directors filed the required Form 4 concerning stock trades outside of the specified reporting period. Dr. Richard N. Baney's transactions for the month of October 1996 due on November 10, 1996 was filed on December 2, 1996.

                  FIVE YEAR SHAREHOLDER RETURN COMPARISON

The performance graph set forth below compares the cumulative five-year total return for the Common Stock with the NASDAQ Stock Market Index and NASDAQ Electronic Components Index. Returns are based on the change in month-end to month-end price and assume reinvested dividends. These calculations assume the value of an investment in the Common Stock, the NASDAQ Stock Market Index and the NASDAQ Electronic Component Index each was $100 on June 30, 1992.



              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG DBA SYSTEMS,INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

                            6/92      6/93     6/94     6/95    6/96   6/97
DBA SYSTEMS, INC.            100        86      93       161     111    122
NASDAQ STOCK MARKET-U.S.     100       126      127      169     218    265
NASDAQ ELEC COMPONENTS       100       172      190      391     414    679

$100 invested on 6/30/92 in stock or index including reinvestment of dividends. Fiscal Year Ending June 30.

                              SECURITY OWNERSHIP

Information regarding beneficial ownership of the Common Stock by the Company's directors and executive officers is set forth herein under the captions "Election of Directors -- Nominees for Election to the Board of Directions", "Continuing Directors" and "Executive Officers". The following shareholders reported that they owned in excess of 5% of the outstanding Common Stock as of September 1, 1997. Unless otherwise indicated, each of the shareholders listed below has sole voting and sole investing power with respect to the shares listed opposite such shareholder's name.

                           	            Amount of            	Percent
Name and Address	                  Beneficial Ownership      	of Class

Norman J. Wechsler                     	1,490,127              	33.70%
39 Broadway
New York, NY  10006


Kathryn A. Eckstein	                      400,000	               9.05%
614 West Front Street
Cassville, WI   53806


John L. Slack                            	260,248 (1)	           5.76%
745 Beach Street
Satellite Beach, FL  32937

All directors and                       	387,684 (2)            	8.41%
executive officers
as a group

(1)	Includes 95,000 shares issuable upon exercise of options.  Excludes options for 3,000 shares owned by Mr. Slack's wife as to which shares, he disclaims any beneficial interest and options for 25,000 shares exercisable in the event the
Company is sold during Mr. Slack's tenure as President upon terms and price acceptable to the stockholders of the Company.


(2)	Includes 185,000 shares issuable upon exercise of options.

                             EXECUTIVE OFFICERS

                                                     Common
			                                                   Stock	          % of
			                                                Beneficially   	Outstanding
			                                                   Owned         	Common
Name                 	Age 	Position with Company   	as of 9/1/97     	Stock

John L. Slack        	59 	Chairman of the Board,     	260,248(1)       	5.76
		                        President & CEO

Dudley J. Gordon     	61 	Divisional Vice President   	30,203(2)        	.68
                        		for Operations

Charles B. Robertson 	51 	Vice President of            30,000(3)         .67
                          Administration,
		                        Corporate Secretary

Edward M. Bielski    	45 	Corporate Controller          	6,200(4)	       .14

Terry R. Sargent     	44 	Vice President of Business  	 10,000(5)       	.23
	                         Development

(1)	See "Election of Directors -- Continuing Directors" for a description of the components comprising common stock beneficially owned.

(2)	Includes outstanding options for 30,000 shares.

(3)	Includes outstanding options for 30,000 shares.

(4)	Includes outstanding options for 5,000 shares.

(5) Includes outstanding options for 10,000 shares.

JOHN L. SLACK was elected as the President and Chief Executive Officer of the Company in August 1989 succeeding Mr. Howard N. Hebert as Chief Executive Officer and Mr. Gerald A. Nathe as President. Mr. Slack was elected as Chairman of the Board of Directors in February 1990. Biographical information about Mr. Slack appears above under the caption "Directors' Background and Experience -- Continuing Directors".

DUDLEY J. GORDON joined the Company in March 1995 as Divisional Vice President for Operations. Prior to joining DBA, Mr. Gordon held several positions as senior operations officer in various successful commercial ventures. Preceding his commercial career, Mr. Gordon served in the United States Army, enlisting in 1954 as a private and rising to the rank of Major General prior to his retirement in 1986 in the grade of Brigadier General.

CHARLES B. ROBERTSON joined the Company in 1986 as a Program Manager.
Prior to joining DBA, Mr. Robertson was responsible for all Air Launched Missile Systems Subcontracts for Martin Marietta, Orlando, FL. He has held numerous management positions during his tenure at DBA including Director of the Military Products Division. In July 1990, Mr. Robertson became Director of Administration and in January 1994, he became Vice President of Administration and Corporate Secretary.

EDWARD M. BIELSKI joined the Company in May 1996 as Director of Finance to replace Mr. Timothy L. Stull. In August 1996, he became Corporate Controller and in August 1997, he became Corporate Treasurer. Prior to joining DBA, Mr. Bielski was Chief Financial Officer of the Atlas Door Company in Orlando, Fl. He has 17 years of aerospace experience having held senior financial management positions with Martin Marietta, LTV and Litton Industries.
Mr. Bielski is a licensed CPA with the State of Florida. Mr. Bielski holds a Master's degree in Management and a Bachelor's degree in Aeronautical Engineering from Purdue University.

TERRY R. SARGENT has served as Vice President, Business Development since joining DBA in April 1997. Prior to joining DBA, Mr. Sargent worked for Texas Instruments Electronics Systems Group in Dallas from 1995 to 1997 and Westinghouse Electric Defense & Electronics Center in Baltimore from 1981 to 1995. He brings with him a wealth of experience in both defense and commercial business sectors acquired while serving in several capacities including Business Development, Strategic Planning, Program Management, and Quality Assurance. He is a graduate of the U.S. Naval Academy with graduate degrees from both Pepperdine University and the University of Baltimore. He is also a commissioned officer in the U.S. Naval Reserve, an international lecturer and a published author of fiction and non-fiction works.

             RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC
                                 ACCOUNTANTS
The Board of Directors has selected Deloitte & Touche LLP, Certified Public Accountants, to serve as the Independent Certified Public Accountants for the Company during Fiscal Year 1998 and recommends that shareholders vote for such selection.

Deloitte & Touche LLP conducted the Company's fiscal year 1997 independent audit. A representative of Deloitte & Touche LLP will be present at the Meeting. This representative will have the opportunity to make a statement regarding the year-end audit and will be available to respond to appropriate questions from the shareholders.

                             OTHER BUSINESS
It is not anticipated that any action will be asked of the shareholders at the Meeting other than the election of directors and the approval of the selection of Deloitte & Touche LLP as Independent Certified Public Accountants. If any other matters are properly presented to the Meeting, it is intended that the persons named in the proxy will vote in their best judgment on such matters.

To be considered for inclusion in the proxy material relating to the 1998 Annual Meeting of Shareholders, shareholders' proposals must be received by the Secretary, DBA Systems, Inc., P.O. Box 550, Melbourne, Florida, 32902-0550, on or before June 11, 1998.

A copy of the Company's Annual Report filed with the Securities and Exchange Commission on Form 10-K is available, without charge, upon written request to the Company Secretary.

                                  By Order of the Board of Directors,

	                                 (signature)

                                 	John L. Slack
                                 	Chairman of the Board, President,
                                 	and Chief Executive Officer

Melbourne, Florida
October 10, 1997

                               PROXY

                          DBA SYSTEMS, INC.
         1101 West Hibiscus Boulevard, Melbourne, Florida  32902-0550

            SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

	The undersigned hereby appoints John L. Slack and Charles B. Robertson or any one of the two acting in the absence of the other, with authority to appoint, in writing, substitutes to act in their place, proxies for and in the name and place of the undersigned, to vote the number of shares of DBA Systems, Inc. at its Annual Meeting of Shareholders to be held at the DBA Conference Facility,
Granada Center,   1101 West Hibiscus Boulevard, Melbourne, Florida on November
12, 1997, at 1:00 p.m., local time, or any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
             DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

        IF A DULY EXECUTED PROXY CONTAINS NO SPECIFICATIONS WITH
    RESPECT TO A MATTER WHERE CHOICE IS PROVIDED, THIS WILL BE VOTED
                       "FOR" PROPOSALS 1 AND 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE


  X   Please Mark
        votes as in
        this example.

PLEASE FILL IN, DATE, SIGN AND MAIL  THIS PROXY IN THE ENCLOSED
POST-PAID RETURN ENVELOPE.
                                                        FOR  AGAINST  ABSTAIN

1.  To elect three Class I   2.To approve the selection  __        __     __
    Directors Nominees:        of Deloitte & Touche LLP:
    Thomas J. Boyce, Jr	      	Orlando Florida as the
    Dr. Lynn E. Weaver &	      Company Independent
    Mr. James E  Pruitt		      Certified Public Accountants for
                               the 1998 fiscal year

FOR            WITHHELD
____            ______

                        						3 To consider and act upon any
____ For all nomiees except     other matters may properly come
     as noted above             before the Meeting	any adjournments thereof.



                                  MARK HERE               MARK HERE
                                  FOR ADDRESS             IF YOU PLAN
                                  CHANGE AND  ___         TO ATTEND   ____
	                                 NOTE AT LEFT            THE MEETING

Signature__________________ Date_______    Signature_________________Date